     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998.
                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              HUGHES SUPPLY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     FLORIDA                                        59-0559446
 (State or Other Jurisdiction of Incorporation or
                  Organization)                      (I.R.S. Employer Identification Number)

                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801

              (Address of Principal Executive Offices) (Zip Code)
                              HUGHES SUPPLY, INC.
                        CASH OR DEFERRED PROFIT SHARING
                                 PLAN AND TRUST
                            (Full Title of the Plan)
                                J. STEPHEN ZEPF
                     TREASURER AND CHIEF FINANCIAL OFFICER
                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                    (Name and Address of Agent for Service)
                                 (407) 841-4755
         (Telephone Number, Including Area Code, of Agent for Service)
                             ---------------------

                          COPIES OF COMMUNICATIONS TO:

      BENJAMIN P. BUTTERFIELD, ESQ.                      MARK A. LOEFFLER, ESQ.
      GENERAL COUNSEL AND SECRETARY              POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
           HUGHES SUPPLY, INC.                              SIXTEENTH FLOOR
    20 NORTH ORANGE AVENUE, SUITE 200                  191 PEACHTREE STREET, N.E.
          ORLANDO, FLORIDA 32801                         ATLANTA, GEORGIA 30303

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             PROPOSED             PROPOSED
                                          AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF SECURITIES                TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
        TO BE REGISTERED(1)            REGISTERED(2)       PER SHARE(3)       OFFERING PRICE(3)           FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share............................   250,000 Shares         $31.59375           $7,898,438             $2,331
---------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A Junior
  Participating Preferred Stock, no
  par value per share(4)...........   250,000 Rights            N/A                  N/A                  N/A
=====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan (the "Plan") described herein.
(2) Representing shares to be issued that (i) at the option of Hughes Supply, Inc. (the "Registrant"), may be used pursuant to any matching of contributions in connection with the Plan and (ii) may be acquired by the Trustee of the Plan and held for the account of Plan participants.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.
(4) The rights to purchase the Series A Junior Participating Preferred Stock (the "Rights") will be attached to and trade with shares of the Registrant's Common Stock. Value attributable to such Rights, if any, will be reflected in the market of the shares of the Registrant's Common Stock.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1998 (File No. 001-08772);

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998 (File No. 001-08772);

          (3) The Registrant's Current Report on Form 8-K as filed with the Commission on May 22, 1998 (File No. 001-08772);

          (4) The description of the Registrant's Common Stock contained on the Registrant's statement on Form 8-A as filed with the Commission pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-08772); and

          (5) The description of the Rights contained on the Registrant's statement on Form 8-A as filed with the Commission pursuant to Section 12 of the Exchange Act (File No. 001-08772).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act, brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

          (a) By the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

          (b) If such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) By independent legal counsel selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the directors or officers are obligated to pay in respect of their respective legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

ITEM 8.  EXHIBITS

     The following items are filed as exhibits to this Registration Statement:

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  4.1      --  Restated Articles of Incorporation of the Registrant, as
               amended (Incorporated by reference to Exhibit 3.1 to the
               Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 as filed with the Commission.)
  4.2      --  Form of Articles of Amendment to Restated Articles of
               Incorporation of the Registrant (Incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement
               on Form 8-A dated May 22, 1998 as filed with the
               Commission.)
  4.3      --  Composite By-laws of Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly
               Report on Form 10-Q for the quarter ended January 30, 1998 as filed with the Commission.)
  4.4      --  Form of Common Stock Certificate representing shares of the
               Registrant's common stock, $1.00 par value (Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly
               Report on Form 10-Q for the quarter ended July 31, 1997 as filed with the Commission.)
  4.5      --  Rights Agreement dated as of May 20, 1998 between Hughes
               Supply, Inc. and American Stock Transfer & Trust Company
               (Incorporated by reference to Exhibit 99.2 to the
               Registrant's Registration Statement on Form 8-A dated May
               22, 1998 as filed with the Commission.)
  5.1      --  Opinion of Benjamin Butterfield, Esq.
 23.1      --  Consent of Price Waterhouse LLP.
 24.1      --  Power of Attorney (included in the signature page in Part II of the Registration Statement.)
 99.1      --  Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and
               Trust, as amended and restated as of February 1, 1997.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has or will make any changes required by the IRS in order to qualify the Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Orlando, State of Florida, on this 29th day of June, 1998.

                                          HUGHES SUPPLY, INC.

                                          By:      /s/ DAVID H. HUGHES
                                            ------------------------------------
                                                      David H. Hughes
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes and J. Stephen Zepf, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ DAVID H. HUGHES                   Chairman of the Board and          June 29, 1998
-----------------------------------------------------    Chief Executive Officer
                   David H. Hughes                       (Principal Executive Officer)

                 /s/ J. STEPHEN ZEPF                   Treasurer and Chief Financial      June 29, 1998
-----------------------------------------------------    Officer (Principal Financial
                   J. Stephen Zepf                       and Accounting Officer)

              /s/ A. STEWART HALL, JR.                 Director                           June 29, 1998
-----------------------------------------------------
                A. Stewart Hall, Jr.

                /s/ VINCENT S. HUGHES                  Director                           June 29, 1998
-----------------------------------------------------
                  Vincent S. Hughes

                /s/ JOHN D. BAKER II                   Director                           June 29, 1998
-----------------------------------------------------
                  John D. Baker II

               /s/ ROBERT N. BLACKFORD                 Director                           June 29, 1998
-----------------------------------------------------
                 Robert N. Blackford

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                  /s/ JOHN B. ELLIS                    Director                           June 29, 1998
-----------------------------------------------------
                    John B. Ellis

                  /s/ H. CORBIN DAY                    Director                           June 29, 1998
-----------------------------------------------------
                    H. Corbin Day

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------

  4.1    --   Restated Articles of Incorporation of the Registrant, as
              amended (Incorporated by reference to Exhibit 3.1 to the
              Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 as filed with the Commission.)

  4.2    --   Form of Articles of Amendment to Restated Articles of
              Incorporation of the Registrant (Incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement
              on Form 8-A dated May 22, 1998 as filed with the
              Commission.)

  4.3    --   Composite By-laws of Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly
              Report on Form 10-Q for the quarter ended January 30, 1998 as filed with the Commission.)

  4.4    --   Form of Common Stock Certificate representing shares of the
              Registrant's common stock, $1.00 par value (Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly
              Report on Form 10-Q for the quarter ended July 31, 1997 as filed with the Commission.)

  4.5    --   Rights Agreement dated as of May 20, 1998 between Hughes
              Supply, Inc. and American Stock Transfer & Trust Company
              (Incorporated by reference to Exhibit 99.2 to the
              Registrant's Registration Statement on Form 8-A dated May
              22, 1998 as filed with the Commission.)

  5.1    --   Opinion of Benjamin Butterfield, Esq.

 23.1    --   Consent of Price Waterhouse LLP.

 24.1    --   Power of Attorney (included in the signature page in Part II of the Registration Statement.)

 99.1    --   Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and
              Trust, as amended and restated as of February 1, 1997.